                                                                    EXHIBIT 3.25



                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                  PABTEX, L.P.

          THE INTERESTS IN THE PARTNERSHIP GOVERNED BY THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS (1) REGISTRATION IS NOT REQUIRED FOR TRANSFER, AND
          (2) SUCH A TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THE SALE OR OTHER TRANSFER OF SUCH INTERESTS IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THIS AGREEMENT.

                                    TABLE OF CONTENTS

                                                                                     Page
SECTION I.  THE PARTNERSHIP......................................................      1

 1.1  Organization...............................................................      1
 1.2  Partnership Name...........................................................      1
 1.3  Purpose....................................................................      1
 1.4  Ownership..................................................................      1
 1.5  No Individual Authority....................................................      1
 1.6  No Partner Responsible for Other Partner's Commitments.....................      1
 1.7  Principal Place of Business................................................      1
 1.8  Term.......................................................................      2
 1.9  Filings; Agent for Service of Process......................................      2
 1.10  Independent Activities....................................................      2
 1.11  Definitions...............................................................      2

SECTION II.  CAPITAL CONTRIBUTIONS; INTERESTS....................................      3

 2.1  Initial Capital Contributions; Interests...................................      4
 2.2  No Requirement of Additional Capital Contributions.........................      4
 2.3  Issuance of Additional Interests...........................................      4
 2.4  Other Matters..............................................................      4

SECTION III.  ALLOCATIONS........................................................      4

 3.1  Profits and Losses.........................................................      4

SECTION IV.  DISTRIBUTIONS.......................................................      4

 4.1  Distributions..............................................................      4

SECTION V.  MANAGEMENT...........................................................      5

 5.1  Authority of the General Partner...........................................      5
 5.2  Right to Rely on the General Partner.......................................      6
 5.3  Major Decisions............................................................      6
 5.4  Duties and Obligations of General Partner..................................      7
 5.5  Indemnification of General Partner.........................................      8
 5.6  Compensation and Loans.....................................................      8
 5.7  Other Matters Concerning the General Partner...............................      9
 5.8  Operating Restrictions.....................................................      9

SECTION VI.  ROLE OF LIMITED PARTNERS............................................     10

 6.1  Rights or Powers...........................................................     10
 6.2  Voting Rights..............................................................     10

SECTION VII.  BOOKS AND RECORDS; TAX INFORMATION.................................     10

 7.1  Books and Records..........................................................     10
 7.2  Annual Reports.............................................................     10
 7.3  Tax Information............................................................     10
 7.4  Tax Status.................................................................     10

SECTION VIII.  AMENDMENTS:  MEETINGS.............................................     10

 8.1  Amendments.................................................................     10
 8.2  Meetings of the Partners...................................................     11

SECTION IX.  TRANSFERS OF INTERESTS..............................................     11

 9.1  Permitted Disposition of Interests.........................................     11
 9.2  Transfer of an Interest by Operation of Law................................     12
 9.3  Purchase Price for an Interest.............................................     12

                                  TABLE OF CONTENTS

                                                                                     Page
 9.4  Closing of Purchase of an Interest........................................      12

SECTION X.  GENERAL PARTNER.....................................................      12

 10.1  Additional General Partner...............................................      12
 10.2  Removal of a General Partner.............................................      12
 10.3  Covenant Not to Withdraw, Transfer or Dissolve...........................      12
 10.4  General Partner's Withdrawal Constitutes a Breach of this Agreement......      13
 10.5  Election of New General Partner..........................................      13

SECTION XI.  DISSOLUTION AND WINDING UP.........................................      13

 11.1  Liquidating Events.......................................................      13
 11.2  Winding Up...............................................................      13
 11.3  Rights of Partners.......................................................      14
 11.4  Notice of Dissolution....................................................      14
 11.5  Liability for Indebtedness Secured by Assets Distributed in Kind.........      14

SECTION XII.  CONFIDENTIALITY OF INFORMATION....................................      15

 12.1  Generally................................................................      15
 12.2  Damages; Exceptions......................................................      15
 12.3  Binding Effect...........................................................      15

SECTION XIII.  POWER OF ATTORNEY................................................      15

 13.1  General Partner as Attorney-In-Fact......................................      16
 13.2  Nature of Special Power..................................................      16

SECTION XIV.  MISCELLANEOUS.....................................................      16

 14.1  Notices..................................................................      16
 14.2  Binding Effect...........................................................      17
 14.3  Construction.............................................................      17
 14.4  Time.....................................................................      17
 14.5  Headings.................................................................      17
 14.6  Severability.............................................................      17
 14.7  Incorporation by Reference...............................................      17
 14.8  Further Action...........................................................      17
 14.9  Variation of Pronouns....................................................      18
 14.10  Governing Law...........................................................      18
 14.11  Waiver of Action for Partition..........................................      18
 14.12  Counterpart Execution...................................................      18
 14.13  Execution of Documents..................................................      18
 14.14  Reliance on Authority...................................................      18
 14.15  No Third Party Beneficiary..............................................      18
 14.16  Self-Dealing............................................................      18
 14.17  Sole and Absolute Discretion............................................      19
 14.18  Tax Audit...............................................................      19
 14.19  Creditors...............................................................      19
 14.20  Waiver..................................................................      19
 14.21  Offset..................................................................      19
 14.22  Reliance on Authority of Person Signing Agreement.......................      19

Exhibit A

                      AGREEMENT OF LIMITED PARTNERSHIP OF
                                 PABTEX, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

     This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 1st day of January, 2001, by and between PABTEX GP, LLC, a Texas limited liability company ("PABTEX GP") as the General Partner (the "General Partner"), SIS Bulk Holding, Inc., a Delaware corporation ("SIS") as the Limited Partner (the "Limited Partner").

                                  Section I.
                                THE PARTNERSHIP
                                ---------------

     1.1  Organization. The Partners hereby organize the limited partnership
          ------------
formed pursuant to the provisions of the Act upon the terms and conditions set forth in this Agreement.

     1.2  Partnership Name. The name of the Partnership shall be "PABTEX, L.P."
          ----------------
and all business of the Partnership shall be conducted in such name. The General Partner may change the name of the Partnership upon 10 days written notice to the Limited Partner. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

     1.3  Purpose. The principal purpose of the Partnership shall be any and
          -------
all lawful action permitted by the Act that is deemed appropriate or necessary by the General Partner. The General Partner may undertake such other activities it deems to be necessary, advisable or convenient to the promotion or conduct of the business of the Partnership.

     1.4  Ownership. The interest of each Partner in the Partnership shall be
          ---------
personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest owned by the Partnership except as a Partner in the Partnership. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that such Partner may have to maintain any action for partition with respect to any of the assets of the Partnership.

     1.5  No Individual Authority. No Partner, acting alone, shall have any
          -----------------------
authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Partner or the Partnership except as expressly otherwise provided in this Agreement.

     1.6  No Partner Responsible for Other Partner's Commitments. No Partner
          ------------------------------------------------------
shall be responsible or liable for any indebtedness or obligation of any other Partner incurred either before or after the execution of this Agreement. The Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, except those responsibilities, liabilities, debts and obligations heretofore undertaken or incurred in good faith in carrying out the purpose of the Partnership, or hereafter undertaken or incurred on behalf of the Partnership under or pursuant to the terms of this Agreement, or assumed in writing by the Partnership.

     1.7  Principal Place of Business. The principal place of business of the
          ---------------------------
Partnership shall be 209 E. Taft Ave. Ext., Port Arthur, Texas 77643. The General Partner may change the principal place of business of the Partnership to any other place within the State of Texas upon 10 days written notice to the Limited Partner.

     1.8  Term. This Partnership is a term of years partnership in accordance
          ----
with the Act. The term of the Partnership shall commence on the date the certificate of limited partnership (the "Certificate") is filed in the office of the Secretary of State of Delaware in accordance with the Act (the "Effective Date"). The Partnership may be terminated and dissolved at any time when the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section XI hereof.

     1.9  Filings; Agent for Service of Process.
          -------------------------------------
     (a) The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. The General Partner shall cause a certified copy of the Certificate and any amendments thereto to be recorded in the office of the county recorder in every county in Texas in which the Partnership owns real property.

     (b) The General Partner shall execute and cause to be filed amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

     (c) The agent for service of process on the Partnership shall be as stated in the Certificate of Limited Partnership, or any successor as appointed by the General Partner.

     (d) Upon the dissolution of the Partnership, the General Partner, (or, in the event there is no remaining General Partner, any Person elected pursuant to
Section 11.1 hereof) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

     1.10 Independent Activities. The General Partner and the Limited Partner
          ----------------------
may, notwithstanding this Agreement, engage in whatever activities they choose, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner; provided, however, that no such action shall be competitive with the Partnership without the consent of the Partners. Neither the Partnership nor its Partners has by virtue of this Agreement any right in any independent venture or its income.

     1.11 Definitions. Capitalized words and phrases used in this Agreement
          -----------
have the following meanings:

     (a) "Act" means the Delaware Revised Uniform Limited Partnership Act, as set forth in Title 6 of the Delaware Code, as amended from time to time (or any corresponding provisions of succeeding law).

     (b) "Agreement" or "Partnership Agreement" means this Agreement of Limited Partnership, as amended from time to time.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     (d) "Disposition" means any intervivos or testamentary transfer, gift, pledge, mortgage or other encumbrance, or any other disposition of an Interest whatsoever, whether voluntary or involuntary.

     (e) "General Partner" means a Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement. The initial General Partner shall be PABTEX GP.

     (f) "Interest" means the right to receive a share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Partnership and any and all other benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

     (g) "Limited Partner" means any Person (i) who executes this Agreement as a limited partner or who becomes a Limited Partner pursuant to the terms of this Agreement, and (ii) who holds an Interest. "Limited Partner" means all such Persons.

     (h) "Majority in Interest" shall mean more than 50% of the Interests of the Partnership.

     (i) "Partners" means the General Partner and the Limited Partner, where no distinction is required by the context in which the term is used herein. "Partner" means any one of the Partners.

     (j) "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

     (k) "Person" means any individual, partnership, corporation, trust, or other entity.

     (l) "Property" means all real and personal property acquired by the Partnership and any improvements thereto. The Property is also referred to herein as the Partnership Property.

     (m) "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (n) "Representative" means the General Partner, the sole member of the General Partner, or any Person serving at the request of the General Partner or the Partnership as an officer, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity.

                                  Section II.
                       CAPITAL CONTRIBUTIONS; INTERESTS
                       --------------------------------

     2.1  Initial Capital Contributions; Interests. Contemporaneously with the
          ----------------------------------------
execution of this Agreement, the Partners each have received an Interest in the Partnership equal to the percentage Interest set forth next to their names on Exhibit A hereto. Such Interests have been issued in exchange for each
---------
Partner's shares of common stock in Global Terminaling Services, Inc., a Delaware corporation, pursuant to the Articles of Conversion and Plan of Conversion of Global Terminaling Services, Inc. into PABTEX, L.P. on this date. Except as specifically provided herein, no Partner shall have any liability or obligation to make capital contributions or loans to the Partnership.

     2.2  No Requirement of Additional Capital Contributions. No Partner shall
          --------------------------------------------------
be obligated to make additional capital contributions to the Partnership beyond those described in Sections 2.1 or otherwise agreed to in writing by all of the Partners.

     2.3  Issuance of Additional Interests. No additional Interests may be
          --------------------------------
issued to existing Partners or to other Persons without the consent of the General Partner and a Majority in Interest of the Partners.

     2.4  Other Matters.
          -------------

     (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its capital contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of any capital contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

     (b) No Partner shall receive any interest, salary or drawing with respect to its capital contributions or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement.

     (c) Except as otherwise provided by this Agreement or by an assumption agreement, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by this Agreement, any other agreements among the Partners, or applicable state law, the Limited Partner shall be liable only to make its capital contributions and shall not be required to lend any funds to the Partnership or, after its capital contributions have been paid, to make any additional contributions to the Partnership. The General Partner shall not have any personal liability for the repayment of any capital contributions of the Limited Partner.

                                 Section III.
                                  ALLOCATIONS
                                  -----------

     3.1  Profits and Losses. All items of income, gain, loss and deduction
          ------------------
shall be allocated to the Partners in accordance with their Interests.

                                  Section IV.
                                 DISTRIBUTIONS
                                 -------------

     4.1  Distributions.
          -------------

     (a) Operating Distributions. Operating distributions may be declared and paid from time to time by the General Partner. Operating distributions shall be made to all of the Partners in accordance with their Interests. The Partners hereto agree and acknowledge that all Partners will have identical rights to distribution and liquidation proceeds in accordance with their Interests as set forth herein.

     (b) Liquidating Distributions. After the Partnership is liquidated, distributions shall be applied and distributed to all of the Partners in accordance with the provisions of Section 11.2.

                                  Section V.
                                  MANAGEMENT
                                  ----------

     5.1  Authority of the General Partner.  Except to the extent otherwise
          --------------------------------
provided herein, the General Partner shall have the sole and exclusive right to manage the business of the Partnership and shall have all of the rights and powers which may be possessed by a general partner under the Act including, without limitation the right and power to:

     (a) acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership including the authority to acquire real and personal property a Partner;

     (b) operate, maintain, improve, construct, lease and sell any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

     (c) execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of Property, or in connection with managing the affairs of the Partnership, including executing amendments to the Agreement and the Certificate in accordance with the terms of the Agreement, pursuant to any power of attorney granted by the Limited Partner to the General Partner;

     (d) register or take title to Partnership assets in the Partnership's name or as trustee, with or without disclosing the identity of its principal; or permit the securities to be registered in "street name" under a custodial arrangement with an established securities brokerage firm, trust department, or other custodian;

     (e) prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property;

     (f) borrow and lend money; and, in accordance with Section 5.6, allow a Partner to lend money to and transact other business with the Partnership or Partners;

     (g) borrow or raise money by issuing, accepting, endorsing or executing notes, drafts, bills of exchange, warrants, bonds, debentures, instruments or evidences of indebtedness; securing the indebtedness by mortgage, pledge, transfer, or assignment in trust of all or any part of the Property; and selling, pledging, or disposing of the Partnership's obligations;

     (h) care for and distribute funds to the Partners by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Partnership or this Agreement;

     (i) contract on behalf of the Partnership for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Partnership;

     (j) engage in any kind of activity, including any other trade, business, or investment activity, and perform and carry out contracts of any kind (including contracts of insurance covering risks to the Property and General Partner liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified;

     (k) take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Partnership;

     (l) institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Partnership or the Partners in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

     (m) withhold any funds due to a Limited Partner who is a foreign Person as may be required by the Code and its promulgated regulations; and

     (n) establish any reserve accounts for either operating expenses or capital expenditures.

In the event of replacement of PABTEX GP as the General Partner pursuant to
Section 11.1 hereof and the Partners appoint a substitute General Partner, the rights and powers of the General Partner hereunder shall be as exercised as defined by this Agreement.

     5.2  Right to Rely on the General Partner. Any Person dealing with the
          ------------------------------------
Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partner as to:

     (a)  the identity of the General Partner;

     (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

     (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     5.3  Major Decisions.
          ---------------

     (a) All "Major Decisions" with respect to the Partnership must be approved by the Limited Partner. The term "Major Decisions", as used in this Agreement, means any decision with respect to the following matters:

          (i)   merge, consolidate or otherwise reorganize the Partnership;

          (ii)  do any act in contravention of this Agreement;

          (iii) do any act which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (iv) knowingly perform any act that would subject the Limited Partner to liability as a general partner in any jurisdiction;

          (v) lend any of the Partnership funds to the General Partner or to the Limited Partner pursuant to any agreement or loan arrangement which contains other than the same interest rates and other repayment terms which the General Partner would agree to if the borrower or lender (as the case may be) would require if such borrower or lender were an independent third party;

          (vi) sell any Partnership assets to or buy any real or personal property from the General Partner or the Limited Partner unless the sales or purchase price is at fair market value and pursuant to such terms to which an independent seller or buyer (as the case may be) would agree; or

          (vii) enter into any contract, agreement, lease or other arrangement for the furnishing to or by the Partnership of goods, services or space with any party or entity related to or affiliated with the General Partner or with respect to any entity which the General Partner has any direct or indirect ownership or control that is not bona fide, at competitive prices, in Austin, Texas.

     (b) Except as otherwise provided by this Agreement, the Limited Partner shall not have any right to participate in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Any Partner who acts beyond the scope of the authority granted by this Agreement shall, in addition to any other remedy available to the Partnership or the other Partners, be liable in damages to the Partnership and each other Partner for any loss or damages that they may incur or suffer as a consequence of such act.

     5.4  Duties and Obligations of General Partner.
          -----------------------------------------

     (a) The General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partner or to enable the Partnership to conduct the business in which it is engaged) and (ii) for the accomplishment of the Partnership's purposes, including the acquisition, development, maintenance, preservation, and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations.

     (b) The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of all duties hereunder, but the General Partner shall not be required to devote full time to the performance of such duties.

     (c) The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partner, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Partnership.

     5.5  Indemnification of General Partner.
          ----------------------------------

     (a) The Partnership, its receiver, or its trustee shall indemnify, save harmless, and pay all judgments and claims against the General Partner and its Representatives relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such General Partner and its Representatives in connection with the business of the Partnership, including attorneys' fees incurred by such General Partner and its Representatives in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law.

     (b) In the event of any action by the Limited Partner against the General Partner and/or its Representatives, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of the General Partner and its Representatives, including attorneys' fees, incurred in the defense of such action, if the General Partner and its Representatives are successful in such action.

     (c) The Partnership shall indemnify, save harmless, and pay all expenses, costs, or liabilities of the General Partner and its Representatives who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of such action.

     (d) Notwithstanding the provisions of Sections 5.5(a), 5.5(b), and 5.5(c) above, neither the General Partner nor any of its Representatives shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence.

     5.6  Compensation and Loans.
          ----------------------

     (a)  Compensation and Reimbursement. Except as otherwise provided in this
Section 5.6, no Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership in its Partner capacity, nor shall any Partner be reimbursed for any expenses incurred by such Partner in its Partner capacity on behalf of the Partnership.

     (b) Expenses. The General Partner may charge the Partnership for any direct expenses reasonably incurred in connection with the Partnership's business. In addition, the General Partner may enter into a management agreement with the Partnership in order to reimburse the General Partner for the expenses (including salary expenses) they incur in managing the Partnership.

     (c) Loans. Any Person may, with the consent of the General Partner, lend or advance money to the Partnership. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a capital contribution but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner shall be repayable out of the Partnership's cash and shall bear interest at such rate as the General Partner and the lending Partner shall agree pursuant to Section 5.3(a)(v) hereof. If the General Partner is the lending Partner, the rate of interest shall be determined by the General Partner taking into consideration, without limitation, prevailing interest rates and the interest rates the lending General Partner is required to pay in the event such General Partner has itself borrowed funds to loan or advance to the Partnership. None of the Partners shall be obligated to make any loan or advance to the Partnership.

     5.7  Other Matters Concerning the General Partner.
          --------------------------------------------

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, real estate brokers, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of their duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

     5.8  Operating Restrictions.
          ----------------------

     (a) All Property in the form of cash not otherwise invested shall be deposited in one or more accounts maintained in such financial institutions as the General Partner shall determine or shall be invested in short-term liquid securities or shall be left in escrow and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine from time to time.

     (b) The signature of the manager or member of the General Partner shall be necessary and sufficient to convey title to any real property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instruments of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of a manager or member of the General Partner shall be sufficient to execute any "statement of partnership" or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners do hereby appoint the General Partner as their attorney-in-fact for the execution of any or all of the documents described herein.

                                  Section VI.
                           ROLE OF LIMITED PARTNERS
                           ------------------------

     6.1  Rights or Powers. Except as otherwise set forth in Section 6.2 hereof,
          ----------------
no Limited Partner in its Partner capacity shall have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

     6.2  Voting Rights. The Limited Partner shall have the right to vote only
          -------------
on the matters explicitly set forth in this Agreement.

                                 Section VII.
                      BOOKS AND RECORDS; TAX INFORMATION
                      ----------------------------------

     7.1  Books and Records. The Partnership shall keep adequate books and
          -----------------
records at its principal place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership. Any Partner or its designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books or records.

     7.2  Annual Reports. Within a reasonable period after the end of each
          --------------
Partnership fiscal year, each Partner shall be furnished with pertinent information regarding the Partnership and its activities during such period.

     7.3  Tax Information. Necessary tax information shall be delivered to each
          ---------------
Partner after the end of each fiscal year of the Partnership. Every effort shall be made to furnish such information within 90 days after the end of each fiscal year.

     7.4  Tax Status. Within 75 days of the Effective Date, the Partners and
          ----------
the Partnership shall elect for federal income tax purposes to have the Partnership taxed as a corporation pursuant to Treas. Reg. (S) 301.7701-3.

                                 Section VIII.
                             AMENDMENTS: MEETINGS
                             ---------------------

     8.1  Amendments.  Amendments to this Agreement may be proposed by any
          -----------
General Partner or any Limited Partner. Following such proposal, the General Partner shall submit to the Limited Partner a verbatim statement of any proposed amendment, providing that counsel for the Partnership shall have approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as otherwise required herein, a proposed amendment shall be adopted and be effective as an amendment hereto if it receives the vote of the General Partner and the vote of the Limited Partner.

     8.2  Meetings of the Partners.
          ------------------------

     (a) Meetings of the Partners may be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in Person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under the Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section
8.1 hereof. Except as otherwise expressly provided in the Agreement, the vote of a Majority in Interests of the Partners shall control.

     (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partner requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than 30 days nor less than 10 days before any such meeting.

     (c) The Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which the Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

     (d) Each meeting of Partners shall be conducted by such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deem appropriate.

                                  Section IX.
                            TRANSFERS OF INTERESTS
                            ----------------------

     9.1  Permitted Disposition of Interests.
          ----------------------------------

     (a) Any Disposition of any Interest (whether permitted pursuant to this Agreement or otherwise) shall be strictly subject to and governed in all respects by the provisions hereinafter set forth in this Agreement. Any purported transfer not made in compliance with the terms of this Agreement shall be null and void, and the General Partner shall not recognize or give effect to such transfer without the written unanimous consent of all of the Partners. If there is a doubt as to ownership of an Interest or who is entitled to a distribution or liquidating proceeds, the General Partner may accumulate said distribution or liquidation proceeds until the issue is resolved to the General Partner's satisfaction.

     (b) No Partner may make any disposition of an Interest without the consent of the other Partners. Upon such a consent, the transferee of such Interest agrees to and becomes a party to this Agreement by the execution of an Addendum Agreement (the form of which shall be approved by a Majority In Interest of the Partners).

     9.2  Transfer of an Interest by Operation of Law. If any Interest owned by
          -------------------------------------------
a Partner is transferred by operation of law, including, but not limited to, any adjudication in bankruptcy he shall promptly (and in no event later than 30 days after such occurrence) give notice of such event to the General Partner, which notice shall include the date and circumstances of such transfer and the name and address of the transferee. The Partnership shall have the option, exercisable for a period of 30 days from receipt of said notice to purchase the Interest at the Purchase Price computed in accordance with Section 9.3 and paid in accordance with Section 9.4. Any Interest not purchased by the Partnership pursuant to this Section will remain subject to the terms of this Agreement.

     9.3  Purchase Price for an Interest. The price to be paid upon any purchase
          ------------------------------
of an Interest by the Partnership pursuant to Section 9.2 of this Agreement shall be an amount equal to the Partner's initial capital account, reduced by any distributions made pursuant to Section IV hereof.

     9.4  Closing of Purchase of an Interest. The closing of any purchase of an
          ----------------------------------
Interest by the Partnership pursuant to Section 9.2 of this Agreement shall be no later than ninety (90) days following the event of a Transfer by Operation of Law pursuant to Section 9.2. At the closing, the selling Partner or its legal representative will deliver and transfer documentation representing the transfer of title to the Interest. The payment of the purchase price determined under
Section 9.3 for the Interest acquired by the Partnership pursuant to the terms and provisions of this Agreement shall be done by the execution and delivery to the Partner selling an Interest to the Partnership hereunder of the Partnership's negotiable promissory note, in form reasonably satisfactory to the payee, payable in twelve (12) equal annual installments, bearing interest at the Applicable Federal Rate then in effect, as determined and promulgated by the Internal Revenue Service.

                                  Section X.
                                GENERAL PARTNER
                                ---------------

     10.1  Additional General Partner.  Except as provided in this Section X and
           --------------------------
Section 11.1 hereof, no Person shall be admitted to the Partnership as a General Partner without the unanimous written consent of the Partners.

     10.2 Removal of a General Partner. A General Partner may be removed upon
          ----------------------------
(i) the written consent of the Limited Partner if:

     (a) The General Partner materially breaches the General Partner's obligations and does not cure, or commence and diligently prosecute curing, the breach within 90 days after written notice of the breach by any Limited Partner; or

     (b) A General Partner commits any act or omission of fraud or malfeasance to the Partnership's injury.

     10.3 Covenant Not to Withdraw, Transfer or Dissolve. Except as otherwise
          ----------------------------------------------
permitted by this Agreement, the General Partner hereby covenant and agree not to (a) withdraw or attempt to withdraw from the Partnership, (b) exercise any power under this Act to dissolve the Partnership, or (c) transfer all or any portion of its Interest in the Partnership as the General

Partner. Further, the General Partner hereby covenants and agrees to continue to carry out the duties of a General Partner hereunder until the Partnership is dissolved and liquidated pursuant to Section XI hereof.

     10.4 General Partner's Withdrawal Constitutes a Breach of this Agreement.
          -------------------------------------------------------------------
If the General Partner withdraws in violation of this Section X, the withdrawal will be treated as breaching this Agreement. The Partnership may recover damages from the withdrawing Partner, including the reasonable cost of replacing the services the withdrawing Partner was obligated to perform. The Partnership may, in addition to pursuing any remedies otherwise available under applicable law, recover from the withdrawing Partner by offsetting any damages against any amount otherwise distributable to the withdrawing Partner.

     10.5 Election of New General Partner. Any Partner may nominate one or more
          -------------------------------
Persons for election as additional General Partner. The election of an additional General Partner shall require an affirmative vote of all of the Partners.

                                  Section xI.
                          DISSOLUTION AND WINDING UP
                          --------------------------

     11.1 Liquidating Events. The Partnership shall dissolve and commence
          ------------------
winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

     (a)  December 31, 2075;

     (b)  The sale of all or substantially all of the Property;

     (c) The unanimous written consent of all the Partners to dissolve, wind up, and liquidate the Partnership;

     (d) The happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Partnership; or

     (e)  Any event which causes there to be no General Partner.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Revised Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Section 11.1(e) hereof occurs, the Limited Partner may, within 90 days of the date such event occurs, unanimously vote to elect a successor General Partner and continue the Partnership business, in which case the Partnership shall not dissolve. If it is determined, by a court of competent jurisdiction, that the Partnership has dissolved (i) prior to the occurrence of a Liquidating Event, or (ii) upon the occurrence of an event specified in
Section 11.1(e) hereof following which the Limited Partner elects a successor General Partner pursuant to the previous sentence, the Partners hereby agree to continue the business of the Partnership without a winding up or liquidation.

     11.2 Winding Up. Upon the occurrence of a Liquidating Event, the
          ----------
Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the

Partnership's business and affairs. The General Partner (or, in the event there are no remaining General Partner, any Person elected by a Majority in Interest of the remaining Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and Property. The Liquidator may sell any or all Partnership Property, including to Partners, and any resulting gain or loss from each sale shall be computed and allocated to the Partners in accordance with the provisions of Section III and make final distributions as provided herein and in the Act. Partnership Property shall be applied and distributed in the following order:

     (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the General Partner;

     (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

     (c)  Thereafter, to the Partners in accordance with their Interests.

The Partners hereto agree and acknowledge that the Partners will have identical rights to distribution and liquidation proceeds in accordance with their Interests as set forth herein. The General Partner shall not receive any additional compensation for any services performed pursuant to this Section XI.

     11.3 Rights of Partners. Except as otherwise provided in this Agreement,
          ------------------
each Partner shall look solely to the assets of the Partnership for the return of its capital contribution and shall have no right or power to demand or receive property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of its capital contribution, distributions, or allocations. Except as provided in this Section, no Partner may cause the Partnership's dissolution and winding up by court decree or otherwise.

     11.4 Notice of Dissolution. In the event a Liquidating Event occurs or an
          ---------------------
event occurs that would, but for provisions of Section 11.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

     11.5 Liability for Indebtedness Secured by Assets Distributed in Kind. If
          ----------------------------------------------------------------
the Partnership makes distributions in kind of Property that secures indebtedness, each Partner receiving the distribution of Property subject to the indebtedness will be severally liable for a share of the indebtedness proportionate to the share of the Property distributed to each Partner. The several liability will be among each Partner but not for the benefit of others. No Partner will, however, be deemed to have assumed any personal liability on any indebtedness secured by Property distributed to any Partner for which the Partner is not liable under the terms of the instrument creating the indebtedness beyond the value of the Property that secures such liability. Additionally, each Partner's liability to other Partners for indebtedness secured by Property distributed to the Partner will be limited to the value of the Partner's interest in the Property.

Indebtedness secured by Property distributed to Partners in kind need not be discharged from the Partnership's liquidation proceeds.

                                 Section XII.
                        CONFIDENTIALITY OF INFORMATION
                        ------------------------------

     12.1 Generally. Each Partner is entitled to all information under the
          ---------
circumstances and subject to the conditions stated in this Agreement and the Act. The Partners agree, however, that the General Partner may determine, due to contractual obligations, business concerns, or other considerations:

     (a) that certain information regarding the business, affairs, Property, and the Partnership's financial condition will be kept confidential and not provided to the Limited Partner; and

     (b) that it is not just or reasonable for the Limited Partner, assignees, or representatives to examine or copy that information.

     12.2 Damages; Exceptions. The Partners acknowledge that they may receive
          -------------------
information regarding the Partnership in the nature of trade secrets or that otherwise is confidential. They acknowledge that the release of this information may be damaging to the Partnership or Persons with which it does business. Each Partner will hold in strict confidence any information it receives regarding the Partnership that is identified as being confidential (and if that information is provided in writing, that is so marked). The Partners acknowledge that breaching this section's provisions may cause irreparable injury to the Partnership for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Partners agree that this section's provisions may be enforced by specific performance. No Partner may disclose confidential information to any Person other than another Partner, except the following disclosures:

     (a) Those compelled by law, but the Partner must notify the General Partner or the Limited Partner, as appropriate, promptly of any request for that information, before disclosing it, if practicable.

     (b) Those to advisers or representatives of the Partner or the Partner's Assignees, but only if they have agreed to be bound by this section's provisions.

     (c) Those of information the Partner also has received from a source independent of the Partnership that the Partner reasonably believes obtained that information without breaching any confidentiality obligation.

     12.3 Binding Effect. The provisions of this Section XII shall be binding
          --------------
upon each Partner, its agents, representatives, beneficial owners, and its agents and representatives, and each Partner shall take all steps necessary or appropriate to assure that each agent, representative and beneficial owner complies herewith.

                                 Section XIII.
                               POWER OF ATTORNEY
                               -----------------

     13.1 General Partner as Attorney-In-Fact. The Limited Partner hereby makes,
          -----------------------------------
constitutes, and appoints the General Partner and any successor General Partner, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement as now of thereafter amended which the General Partner may deem necessary, desirable, or appropriate including, without limitation, amendments or changes to reflect (i) the exercise by the General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the admission of any substituted Partner; and (iv) the disposition by any Partners of its interest in the Partnership; and (b) any certificates, instruments, and documents as may be required by, or may be appropriate under, the laws of the State of Delaware or any other state or jurisdiction in which the Partnership is doing or intends to do business. The Limited Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Limited Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

     13.2 Nature of Special Power. The power of attorney granted pursuant to
          -----------------------
this Section XIII:

     (a) is a special power of attorney coupled with an interest and is irrevocable;

     (b) may be exercised by any such attorney-in-fact by listing the Limited Partner executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for the Limited Partner; and

     (c) shall survive the bankruptcy, insolvency, dissolution, or cessation of existence of the Limited Partner and shall survive the delivery of an assignment by the Limited Partner of the whole or a portion of its interest in the Partnership, except that where the assignment is of such Limited Partner's entire interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                 Section XIV.
                                 MISCELLANEOUS
                                 -------------

     14.1  Notices. Any notice, payment, demand, or communication required or
           -------
permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by regular, registered, or certified mail, or by facsimile or courier service, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

     (a)  If to the Partnership, at the address set forth in Section 1.4 hereof;

     (b)  If to the General Partner, to the following address:

                  PABTEX GP, LLC
                  as General Partner of PABTEX, L.P.
                  209 Taft Ave. Ext.
                  Port Arthur, Texas 77643
                  Attn: Southern Industrial Services, Inc., its Sole Member

     (c)  If to the Limited Partner, to the following address:

                  SIS Bulk Holding, Inc.
                  c/o The Corporation Trust Company
                  1209 Orange St.
                  Wilmington, Delaware 19801

Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered, if delivered personally or if sent by regular mail, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

     14.2 Binding Effect. Except as otherwise provided in this Agreement, every
          --------------
covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     14.3 Construction. Every covenant, term, and provision of this Agreement
          ------------
shall be construed simply according to its fair meaning and not strictly for or against any Partner.

     14.4 Time.  Time is of the essence with respect to this Agreement.
          ----

     14.5 Headings. Section and other headings contained in this Agreement are
          --------
for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     14.6 Severability. Every provision of this Agreement is intended to be
          ------------
severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     14.7 Incorporation by Reference. Every exhibit, schedule, and other
          --------------------------
appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

     14.8 Further Action. Each Partner, upon the request of the General Partner,
          --------------
agrees to perform all further acts and execute, acknowledge, and delivery any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     14.9  Variation of Pronouns. All pronouns and any variations thereof shall
           ---------------------
be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     14.10 Governing Law. The laws of the State of Texas shall govern the
           -------------
validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners. The place of performance of this Agreement shall be Jefferson County, Texas.

     14.11 Waiver of Action for Partition. Each of the Partners irrevocably
           ------------------------------
waives any right that he may have to maintain any action for partition with respect to any of the Partnership Property.

     14.12 Counterpart Execution. This Agreement may be executed in any number
           ---------------------
of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall constitute an original signature.

     14.13 Execution of Documents. Each party hereto agrees to execute, with
           ----------------------
acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the Partnership and the achievement of its purposes, specifically including the amendment to the Partnership's Certificate contemplated by the terms hereof and all further amendments thereto or cancellation thereof.

     14.14 Reliance on Authority. In no event shall any Person dealing with the
           ---------------------
General Partner with respect to any property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner; and every contract, agreement, deed, mortgage, promissory note, or other instrument or document executed by the General Partner with respect to any property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners thereof, and (iii) the General Partner were duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

     14.15 No Third Party Beneficiary. This Agreement is made solely and
           --------------------------
specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     14.16 Self-Dealing. The Partnership may contract with any Partner and/or
           ------------
its affiliates for loans to or from the Partnership, for the development, construction, improvement, leasing, management, marketing, architectural and other services in connection with the acquisition, development, construction, ownership, management, operation and/or sale of property of the Partnership; and for such services, the Partner and such affiliates shall be entitled to receive usual and reasonable fees and charges in addition to any interests or rights that the Partner has under this Agreement.

     14.17 Sole and Absolute Discretion. Except as otherwise provided in this
           ----------------------------
Agreement, all actions which the General Partner may take and all determinations which the General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

     14.18 Tax Audit. If this Partnership is audited by the Internal Revenue
           ---------
Service, the costs and expenses incurred to defend and comply with the audit will be the Partnership's expense. Any audit of any individual Partner will not be deemed to be the Partnership's audit.

     14.19 Creditors. No provision of this Agreement will be for the benefit of
           ---------
or enforceable by any creditors of the Partnership or other third parties.

     14.20 Waiver. No failure by any Partner to insist upon the strict
           ------
performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach of this Agreement constitutes waiver of any breach or any other covenant, duty, agreement, or condition.

     14.21 Offset. Whenever the Partnership is to pay any sum to any Partner,
           ------
any amounts that Partner owes the Partnership may be deducted from that sum before payment.

     14.22 Reliance on Authority of Person Signing Agreement. In the event that
           -------------------------------------------------
a Partner is any entity other than a natural Person, neither the Partnership nor any Partner shall (i) be required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person; and (ii) be required to see to the application or distribution of proceeds paid or credited to Persons signing this Agreement on behalf of such entity.


         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above set forth.

                            GENERAL PARTNER:

                              PABTEX GP, LLC, a Texas limited liability company

                              By:  Southern Industrial Services, Inc.
                              its sole member
                              By:   /s/ Louis Van Horn
                                  --------------------------------------------
                              Name:   Louis G. Van Horn
                                     -----------------------------------------
                              Title:  Vice President
                                     -----------------------------------------

                            LIMITED PARTNER:

                              By: SIS Bulk Holding, Inc., a Delaware corporation

                              By:   /s/ Louis Van Horn
                                  --------------------------------------------
                              Name:   Louis G. Van Horn
                                     -----------------------------------------
                              Title:  Vice President and Controller
                                     -----------------------------------------

                                   EXHIBIT A
                             Capital Contribution
                             --------------------


                                   # of Shares Previously Held     Interest
                                   ---------------------------     --------

General Partner
---------------
PABTEX GP, LLC                                  1                         1%

Limited Partner
---------------
SIS Bulk Holding, Inc.                         99                        99%

     Total                                                              100%

                                       1